Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Exhibit 10.31

Agreement No. ______

CONDUCTION OF 3D SEISMIC SURVEY

BETWEEN “GEO SEISMIC SERVICE” LLP AND “Emir-Oil” LLP

Almaty                                                                                                    “31” 03 2010

“Geo Seismic Service” LLP, hereinafter referred to as the “Contractor”, with the registered office located at: Petroleum Depot, Daulet village, Munaily district, 130005, Republic of Kazakhstan, represented by the Director Kalimukhanova Z., acting on the basis of the Articles of Association,
  and
“Emir-Oil” LLP, hereinafter referred to as the “Company”, with the registered office located at: Petroleum Depot, Daulet village, Munaily district, 130005, Republic of Kazakhstan, represented by the General Director Tolmakov T. K., acting on the basis of the Articles of Association, have concluded the present Agreement for carrying out of 3D seismic exploration between “Geo Seismic Services” LLP and “Emir-Oil” LLP (hereafter referred to as the “Agreement”) on the following.

 1.           Subject of the Agreement

1.1.           The Company entrusts and the Contractor undertakes to carry out field seismic exploration operations “MOGT - 3D” using vibratory sources in the Agreement area of the “Emir-Oil” LLP (structures: Begesh, Adai, North Aidai, West Aksaz), the Agreement No. 482 dated 09.06.2004 for carrying out of exploration of hydrocarbons in the Agreement area of the “Emir-Oil” LLP in Mangystau region of the Republic of Kazakhstan (hereafter - "Right") as well as processing and interpretation of seismic data.
1.2.           Scope of work:
MOGT-3D - 96.55 whole square kilometers./ 15624 ft

2.           Definitions

2.1.           The «Agreement» shall mean the present Agreement for carrying out of geological exploration concluded between the Company and the Contractor as stated in the documents below and any subsequent changes agreed in writing between the Company and the Contractor and which is an integral part of the Agreement.
2.2.           The “authorities" shall mean the Governmental and/or local authorities of the Republic of Kazakhstan.
2.3.           The "Contractor representative" shall mean the person appointed and presented in writing to the Company who shall act within the duration of the present Agreement. The Contractor representative shall be entitled to act for and on behalf of the Contractor in all matters concerning the present Agreement.
2.4.           The “Company representative” shall mean the person appointed by the Company and presented to the Contractor in writing before and during the performance of the Works, who will be entitled to act for and on behalf of the Company in all matters relating to the present Agreement.
2.5.           The "Data" shall mean any or all data of geophysical or topographical survey together with the appropriate documentation obtained according to the present Agreement.
2.6.           The "Month" shall mean any period of 30 consecutive calendar days.
2.7.           The "Parties" shall mean the Company and the Contractor
2.8.           The "Party" shall mean either the Company or the Contractor.
2.9.           The "Subcontractor" shall mean a physical and/or juridical person with whom the Contractor and/or the Company concluded an Agreement for performance of services.
2.10.         The "survey area" shall mean the area in which the land-based seismic survey shall be carried out.
2.1.1         The "third party" shall mean any company, a physical or juridical person or authorities who are not the Company or Contractor or SUBCONTRACTOR.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

2.12.          The "Work" and “Work program” shall mean carrying out of the land-based seismic survey and all the tasks related to it; the below-mentioned works which shall be provided by the Contractor according to the time constraints and terms of the present Agreement.

3.           Purpose of the Agreement

3.1.           The purpose of this Agreement is to determine the conditions under which the Parties agree on the performance of the Works by the Contractor using his own equipment and personnel in full accordance with the terms of this Agreement.
3.2.           The Contractor shall bear full responsibility for the professional and qualified performance of the tasks mentioned in the Works according to the international geophysical standards, the geophysical survey practices, the safety and environmental requirements accepted in the territory of the Republic of Kazakhstan.

4.           Agreement documentation and the performance time

4.1.          The present Agreement shall come into force from the moment of its signing by the parties and shall be valid till complete fulfillment by each of the parties of their obligations under this Agreement. If the authorized representatives of the Parties sign the present Agreement at different times, then the date of entry into force shall be the date of signing the Agreement by the last Party.
4.2.           The Contractor shall begin the Works after the signing of the present Agreement, the receipt of advance and after the written notification of the Company about the commencement of the works or at any other time mutually agreed by the Parties by exchange of written (facsimile) notifications about the agreement. The date of completion of the Works shall be the date of signing of the final certificate of acceptance of the performed works by the authorized representatives of the Parties.
4.3.           The performance time - 135 calendar days from the date of the receipt of advance payment.
4.4.           The present Agreement was drawn up in the Russian language in two copies.

5.           Performance of the Works

5.1.           The Works shall be performed according to the terms of the present Agreement. In case of necessity of changing the Work program and Work procedure (Appendix 2) due to the risk of loss or for any other reason appeared before the Company and Contractor, they shall come to a common decision about how to act in the best way.
5.2.          The Contractor shall perform the Works adequately, in accordance with the accepted standards of the geophysical industry properly using a qualified personnel and equipment according to the environmental and safety laws existing in the Republic of Kazakhstan.
5.3.           The Works shall be performed in physically accessible areas only. The Contractor shall not perform works in any area which after discussion with the Company is considered reasonably too dangerous or risky.
5.4.           During the fulfillment of his obligations under the Agreement  the Contractor shall fulfill the requirements of the drawings, plans, technical specifications and other documentation taking into account all the conditions and circumstances occurring during the performance of the Works. The information provided by the Company for the Contractor shall be reasonable, and the Company shall be responsible for the accuracy and completeness of such information. In this regard the Contractor shall not bear responsibility to the competent authorities for the location and justification of the Agreement area of survey, providing an absolute performance of seismic studies in accordance with the officially approved and written tasks of the Company given to the Contractor.
5.5.          The Contractor shall have the right to use subcontractors for the performance of the works, and in this case he will act as a Customer. The Contractor shall bear full responsibility to the Company for the activities of the subcontractors and their personnel.

6.           Provision with personnel

6.1.           For the performance of the Works the Contractor shall use the personnel having an appropriate qualification. The key personnel list is given in Appendix 3 which is an integral part of the present Agreement.
6.2.           The Contractor shall perform his functions in such a way that the performance of the Works including data collection and preprocessing is provided in accordance with the time constraints and terms of the present Agreement and so that all the necessary permissions from the Authorities are obtained in due time and fulfilled. During the performance of the Works the Contractor’s personnel shall be under the exclusive control of the Contractor, and his personnel shall completely observe the existing legislation of the Republic of Kazakhstan.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

6.3.           The personnel may change and there may be changes in the main group of the personnel by mutual consent of the Parties. Changes in the key management personnel shall be made in writing.

7.           Equipment

7.1.           The Contractor shall use modern equipment for the land-based seismic survey, which completely meets the specifications of the manufacturing plant. The main equipment list is given in Appendix 4, which is an integral part of the present Agreement.
7.2.           The equipment cannot be changed without a prior written consent of the Company representative.
7.3.           The Contractor shall at his own expense supply, maintain in proper working order, repair and replace, if necessary, within the whole period of validity of the present Agreement, the equipment and all other materials and reserves required for the performance of the Works.

8.           Obligations of the Contractor

8.1.           The Contractor guarantees a thorough understanding and knowledge of the character and volume of the Works and the prevailing conditions under which they will be performed. The Company shall not bear responsibility for additional payment for extra Works not specified in the present Agreement and in the alterations/amendments to the present Agreement approved and signed by the Parties.
8.2.           The Contractor guarantees that he will always comply completely with the rules of work in the area and all applicable orders, laws, instructions, rules, decrees and decisions of the Authorities, and will take appropriate steps in order to obtain information and to inform his employees of such orders, laws, instructions, rules, decrees and decisions. The Contractor undertakes that he will always provide access for the Company to the Works and/or to the area (areas) of performance of the Works.
8.3.           With the help and support of the Company, the Contractor shall obtain on timely basis and maintain in full force and effect all the administrative permissions relating to the performance of the Works.
8.4.           Without prejudice to the responsibility of the Contractor on the proper performance of the Works for complete satisfaction of the Company the Contractor shall provide that his personnel has experience and qualification in appropriate professions, is distinguished by good behavior and fulfills all the regulations relating to the Works or their performance established by the existing legislation of the Republic of Kazakhstan.  The Company shall have, at any time, the right to request the Contractor to dismiss from the Works, without expenses from the Company, any person, who, in the reasonable (in writing) opinion of the Company, is incompetent in performing his/her duties or is accused of actions violating the interests of the Company; whose behavior is considered as harmful for the Company, and the Contractor must obey and, if required, immediately carry out an acceptable replacement without additional expenses by the Company.
No remuneration shall be paid within any period, if the Contractor is unable to fulfill his obligations under the present Agreement satisfying the Company or the Company representatives.
8.5.           The Contractor confirms that he has obtained and will adhere to the necessary permissions and licenses relating to the Works established by the existing legislation of the Republic of Kazakhstan within the whole period of the present Agreement. The Contractor shall perform the Works according to the highest standards of the industry in which he works, according to the rules and regulations and the existing legislation of the Republic of Kazakhstan.
8.6.           The Contractor shall prepare and provide reports in a timely manner as specified in clause 10. "Provision of reports for the Company". The reports include daily reports, monthly reports and the final report.
8.7.           The Contractor shall provide high-quality, complete and timely performance of the Works according to Appendix 2 which is an integral part of the present Agreement.

9.           Representatives

9.1.           The representative of any Party may at any time and for any reason assign any and all his/her rights and obligations and/or functions to any other person (the new Representative of the Party) by informing the other Party in writing of such assignment as soon as possible.
The Company shall retain its right to have an Area Representative nominated/delegated by it within the entire Work Performance Period.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

9.2.           The Contractor shall establish and maintain at any time contact with the Representative or nominee of the Company to receive resolutions, instructions or permits relating to procedures for complete work performance in accordance with the provisions hereof. The fact that the representative of nominee of the Company is available shall not release the Contractor from its obligations to properly perform the Works.
9.3.           The Contractor shall always provide an unaccompanied access to any areas, where the Works are performed, or any of their parts, wherever such areas are located, to the Representative of nominee of the Company.
9.4.           If the Representative or nominee of the Company fails to supervise or notify the representative of the Contractor, any such details in the Works, which do not meet the requirements hereof, by no means shall release the Contractor from the obligations specified herein. In which case, the representative of the Company may not require that the works or services not specified herein are performed or provided.
9.5.           The representative of the Company may be substituted by the Company at any time, and the Contractor shall be notified of such substitution in writing.
9.6.           The Representative or nominee of the Contractor shall obey and strictly comply with all the instructions issued by the Representative or nominee of the Company for any matters relating to procedures for performing the Works to be performed hereunder. Such instructions shall be executed and handed over only in writing to the representative of the Contractor.
9.7.           The representative or nominee of the Contractor shall have all powers and rights to act for and on behalf of the Contractor and inform it of resolutions made by, and directives or instructions received from, the Company, its representative or nominee for any matters relating to the Works.
9.8.           The Company shall provide one geophysicist for quality control. Such staff shall inspect all tests, systems and data collection procedures, and based on such inspections receive materials.
9.9.           The field representative of the Company shall be promptly informed by mouth of any equipment failures and breakdowns, calibrations, replacements of equipment or its components, situational changes, changes in field record parameters and any other information required by him/her for monitoring work quality on the Company’s behalf in an effective and accurate manner.
9.10.           If the representative of the Company is not informed of actual and potential problems, any field recorded materials may not be accepted, if later on they turn out to be inconsistent with the specifications hereof.
9.11.           The field representative of the Company shall always have an access to all field materials- whether printed or engineering- relating to data collection activities and their control.
9.12.           In exceptional cases, the field representative of the Company may cancel or modify any data collection specifications, explaining a reason for such change in detail. Of such changes the Contractor shall be informed beforehand and in writing.
9.13.           All key aspects with regard to data collection procedures and work performance techniques: test survey program, data collection parameters accepted, US well location, field data processing flow and other documents relating to data collection, shall be provided by the representative of the Company to the Contractor beforehand and in writing, and signed to avoid groundless downtimes.
9.14.           The representative of the Company shall not interfere in the crew’s organizational and economic activities, and give verbal instructions to any of its members. If the representative of the Company intends to give organizational economic instructions, such instructions shall be in writing and submitted to the Crew Chief.
9.15.           The representatives of the Parties shall use best efforts to exclude conflicts, settling disputes by negotiations. If such conflicts arise between the Parties, the Parties shall undertake to refrain from unilateral actions. And in this case, disputes will be settled by the superior officials of the Parties or their legal representatives, if required.

10.           Submitting the Company’s Reports

10.1.           Once the data from the Work Area have been obtained, the Contractor shall provide complete work progress information and report of all performance results to the Company.
10.2.	The representative of the Contractor shall use the report forms approved by the Company to provide the following information:

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

●
A daily report of performance and the scopes performed shall be submitted to the representative of the Company on the day following the accounting one. The representative of the Company shall approve in writing such report completely or partially, which means that the scopes performed are accepted. Based on daily reports an Acceptance Certificate for the accounting period shall be executed at the end of calendar month;

●	A monthly statistical report submitted during the Work Performance as per form agreed upon between the Parties.
The representative of the Company shall accept the entire Works performed on the previous day and sign the daily report not later than the night of the following day. If any scope performed is not accepted by the representative of the Company, he/she shall notify the Crew Chief of the same, specifying reasons in writing. If no such notification from the representative of the Company is received before the beginning of the second day following the accounting one, the Contractor may suspend the crew’s activities by notifying the representative of the Company and the management of the Contractor of the same. In which case, the work performance period shall be extended for a delay time.

10.3.         Not later than 60 days after Work Accomplishment the Contractor shall provide a final written report describing the activities carried on in a survey area, and survey data obtained as per form agreed upon between the representatives of the Parties to the Company.   Such report shall be in Russian.

11.           Confidentiality

11.1.         The Contractor guarantees that all the Data and information received from the Company will be deemed confidential and not be disclosed to any third party.
11.2.         All topographic, geologic, geographic and other documents provided to the Contractor by the Company shall be confidential and used by the Contractor only for the purposes hereof.
11.3.         The Contractor shall use best efforts to ensure that its employees, Representatives and Subcontractors comply with confidentially requirements.
11.4.         Similarly, the Company shall guarantee a confidential treatment to all the equipment, know-how, methods and techniques the Contractor may have and exclusively entitled to. The Company shall also consider all such personal engineering information provided to it by the Contractor, as available in survey performance reports and conclusions, confidential, and not disclose the same to any party without the prior written consent of the Contractor.
11.5.         If it will be proven that the Contractor and/or its Representatives or Subcontractor and/or its representatives fails to comply with its confidentiality obligations, the Contractor shall undertake to repay the Company all possible losses, including a loss of profits, incurred due to such failure.
11.6.         The provisions hereof shall apply to cases, when such information is to be disclosed to the public authorities of the Republic of Kazakhstan in accordance with the applicable laws of the Republic of Kazakhstan.

12.           Property Rights

12.1.         The data (including without restrictions: specifications, drafts, records), know-how and technologies as well as all rights on intellectual and manufacturing property that belongs to each party until the Agreement and the accompanying Program is signed, are kept as property of the owners.
12.2.         Each Party shall agree that this Agreement grants rights for any transfer of license or rights for intellectual and manufacturing property, for any data or know-how, or final decisions in behalf of one of the parties. The results of the Works’ fulfillment are the property of the Company.
12.3.         The Contractor shall guarantee its rights for all materials, goods, equipment and installations that are supplied by the Contractor according to this Agreement.
12.4.         The Contractor shall protect, compensate and keep the Company safe from and against all the reclamations (complaints), pledges and other liabilities issuing from an encumbrance against the Company’s property, from debts and reclamations that are allegedly put upon the Contractor in respect of any entity or corporation.
12.5.         All magnetic tapes and documents on magnetic media, all survey data, all field data, maps, seismic  sections and reports made by the Contractor on basis of field data, become exclusive property of the Company provided full settlement with the Contractor for fulfilled Works.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

13.           Payments of Debts and Indemnities

13.1.         The Company and the Contractor each shall agree, as far as possible, to protect, compensate and keep the Company safe from and against any or entire responsibility, damages, reclamation or losses (including litigation costs and expenses) in respect of disease or damages and death of corresponding employees, regardless of the cause, whether it happened due to neglect behavior or abuse of the duties by the other Party.
13.2.        The Contractor shall undertake to protect, compensate and keep the Company safe from and against any or entire responsibility, damages, reclamation or losses (including litigation costs and expenses) in respect of losses or damages, or absence of possibility to use equipment or the property of the Contractor whatever happens, and regardless to neglect behavior or abuse of the Company’s duties. As far as, according to this clause, all equipment that is owned, hired or supplied by the Contractor to fulfill the Work, is considered the equipment or property of the Contractor.
13.3.        The Company shall commit itself to protecting the Contractor from and against any or entire responsibility, damages, reclamation or losses (including litigation costs and expenses) caused by breach of terms of the Agreement No 482 as of 09.06.2000 on raw hydrocarbon reconnaissance on the Agreement territory of Emir Oil LLP company in Mangystau region of the Republic of Kazakhstan, which was concluded between Emir Oil LLP company and authorized bodies of the Republic of Kazakhstan.
13.4.         Each Party shall bear all consequences or indirect losses, which it bears, and shall compensate and protect each other against any related liabilities. A consequent loss shall include, and not limited to, reduction and loss of efficiency, profits, usage or any other economical losses.
13.5.         The Contractor shall undertake to protect, compensate and keep the Company safe from and against any or entire responsibility, damages, reclamation or losses related to any contamination generated by its own equipment or property.
13.6.         The Contractor shall undertake to protect, compensate and keep the Company safe from and against any or entire responsibility, damages, reclamation or expenses (including litigation costs and expenses) caused by any loss, damage, breakage or death resulted from fulfillment of the Agreement.
13.7.         Except force-majeure circumstances described in Article 19 that directly influence it, the Contractor shall compensate the Company for any damage and/or losses of field magnetic tapes that happened when they were being kept at the Contractor's site. In case of damage and/or loss of such tapes, the corresponding Party shall immediately inform the other Party on this fact and, thereby, must take the responsibility, properly corresponding with the other Party as follows:
a.	If the information recorded on the damaged and/or lost tapes can be restored from the original, the Contractor shall undertake to restore it, rewriting it on new empty tapes.
b.
If the information recorded on the damaged and/or lost tapes cannot be restored from the original, the Contractor must remake corresponding parts of the profiles sufficient for rewriting of the damaged and/or lost initial data, doing the work on behalf of the Company for the account of the Contractor.

14.           Financial Terms and Conditions

14.1.        The Company shall properly pay the Contractor for the Works fulfilled as consistent with certain terms of compensation that are stated in the Appendix 5 “Compensation” to this Agreement, which is an essential part of the latter.
14.2.        The Contractor shall render the Company's invoices in the national currency of the Republic of Kazakhstan - tenge, by virtue of the Delivery-Acceptance report. Settlement of all invoices for this Agreement shall be made during 15 (fifteen) calendar days from the date when the invoices were rendered.
14.3.        If the Company disputes any bill, fully or partly, it shall inform the Contractor about it in the course of ten calendar days since the date of the bill’s reception in written form, detailing the points and disputed sums. Herewith, such a bill can be taken through a facsimile communication.  The Company and the Contractor shall settle the disputed sum in a minimum period.
14.4.         During 15 (fifteen) days after signing the Delivery-Acceptance report and rendering the invoice for that, the Company shall pay the disputed sum of the Contractor’s invoice.
14.5.        Any payment made by the Company under the Agreement, including the final settlement does not prevent the Company from making complaints (claims), whatever is a cause of that complaints.
14.6.         In case of untimely payment (exclusive of advance payment sums) the Contractor has the right to charge a penalty to the Company at the rate of 0.01 % of the untimely payment sum for every day of delay, but not over 5% of the unpaid sum.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

14.7.         In case of untimely and/or incomplete fulfillment of the Works the Company has the right to charge a penalty to the Contractor at the rate of 0.01 % of the unfulfilled obligation for every day of delay, but not over 5% of the unfulfilled obligation.
14.8.        The Company undertakes to compensate to the Contractor all its actual expenses related to obtaining of approvals for handling of works, land allotments (payment for land use, payment for land use project, payment for damage caused to a field), payments for nature management, including expenses on recultivation (only in case if the landowner claims for land biological restoration) and giving the lands back. Herewith, all the payments shall be agreed beforehand with the Company in written form.

15.           Denunciation

15.1.         With the exception of denunciation cases that are covered by this Agreement, including Clause 15.2, this Agreement should be cancelled after completion of the Working program and fulfillment of all commitments by the Parties under this Agreement.
15.3.         Should the Contractor overlooked some its faults in fulfillment, defects, deficiencies or breaches without due cause, to keep necessary progress in the Works or proper fulfillment of its obligations under the Agreement, the Contractor shall correct, in compliance with practice accepted in this industry, the defects, deficiencies or breaches without any additional payments on the part of the Company and without any performance time extension.
15.4.        Should the Contractor become out of business or insolvent, or if he is a legal entity who is prosecuted to compulsory liquidation for the purpose of full and actual reorganization or merging, or for the purpose of doing business under the leadership of appointed administrator on behalf of creditor(s), then the Company can cancel the Agreement immediately without damages to any of its other rights or without compensation for the damage.
15.5.         Should the Company have the intention to cancel this Agreement in cases that are not covered by Clauses 15.1.-15.3. of the Agreement, it shall send written notification to the Contractor not later than 15 calendar days prior to the date of cancellation. In this case the Company shall oblige to pay for actually rendered works, expenses on demobilization, as well as a penalty at the rate of 15% of unfulfilled works.

16.           Inspections (Audit)

16.1.         In the course of this Agreement and during twenty four (24) months after completion of the Agreement, the Company and its authorized representative shall have the right to carry out inspection at any convenient time and, on request, to copy all reports, accounts and supporting documentation of the Contractor concerning to:
a.	Execution of the Work, which involves expenses that are charged to the Company according to this Agreement;
b.	Any contractual provision of this Agreement, according to which the Contractor bear commitments that are easily checked after their fulfillment.

16.2.        The cost of any such inspection shall be paid by the Company. The Company shall carry out any such inspection with minimum inconvenience for the Contractor.
16.3.        The Contractor has rights to carry out the same inspection at the sites of all Subcontractors, as well as it shall enforce the same rights to the Company. These rights shall be stipulated in the Subcontract Agreement signed between the Contractor and the Subcontractor.

17.           Force-majeure

17.1.         Force-majeure shall mean any event that cannot be controlled by the Parties and that prevent or delay fulfillment of the obligations kept by the Parties under the Agreement.
If the force-majeure circumstances prevent or delay fulfillment of the obligations by the Parties, such nonfulfilment cannot be considered the breach of this Agreement. Force-majeure circumstances can arise in case of international or civil war, strikes (unless they are organized by the Parties’ personnel to create force-majeure circumstances), explosions, epidemies, fires, earthquakes, thunderbolts, hurricanes, tornadoes, floods, earthflows, actions of governmental authorities of the Republic of Kazakhstan and their representatives, blockades and embargoes, threats to the personnel’s lives and risks of building collapse or any other event that can not be controlled and did not arise from the fault or negligence of the Party that claimed Force-majeure. Inability to make payments for any debts shall not considered force-majeure circumstances.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

17.2.         At these circumstances, the Party, which is fully or partly unable to fulfill its obligations under this Agreement shall immediately inform the other Party, in written form, about the consequences, including detailed description of the force-majeure circumstances. The Party claiming force-majeure circumstances shall do everything possible to eliminate underlying causes and shall resume fulfillment of all delayed obligations as soon as possible after ending of force-majeure circumstances. After period of force-majeure no payments under this Agreement are subject to be made, except payments that had not been paid to the Contractor for the Work that had been done before the Force-majeure began, unless the Parties agree the other way according to clause
17.3.        Onset and termination of force-majeure circumstances are confirmed by the Chamber of Commerce and Industry of the Republic of Kazakhstan or the authorized governmental bodies of the RK.
17.4.         During 30 days after the works were suspended due to Force-majeure, the Company can ask the Contractor to continue waiting to resume the works and, if the Contractor agrees, to compensate its downtime, or the both Parties can cancel the Agreement by signing in writing the Agreement without any further obligations from the Company, except as the payment for the Work that had been properly done by the Contractor before the onset of the Force-majeure and payment for demobilization of the Contractor off the working site as was stipulated in the Chapter "Compensation". The Party that has intention to cancel the Agreement shall notify the other Party about it in written form.

18.           Way of settling disputes

18.1.         This Agreement, as well as all relations between the Parties that are sequential to the Agreement, although are not covered by it, are regulated by active legislation of the Republic of Kazakhstan.
18.2.        The Parties shall try to settle all disputes and disagreements under this Agreement or related to it, at negotiations.
18.3.         Should the consensus on the procedure that is indicated in Clause 20.2 of this Agreement is not achieved during 15 (fifteen) calendar days after the day when one of the Parties notified the other about disagreement in written form where the subject of the claim is explained or breaches of the terms of the Agreement, then the disputes and disagreements are submitted to judicial authority for consideration and resolution in compliance with active legislation of the Republic of Kazakhstan.

19.           Independence of the Contractor.

19.1.         During fulfillment of the Works under this Agreement the Contractor shall act as an independent Contractor in respect of the Company and all the employees that are appointed by the Contractor to carry out the Works can not be by no means considered agents or personnel of the Company.

20.           Obligations of the Company.

20.1.         The Company shall as far as possible provide free of charge assistance for the Contractor that can be useful for the Contractor in the process of obtainment of necessary governmental, legal and other licenses from regulatory bodies, including permission to work for all employees, agents or operating personnel of the Contractor or authorizations related to fulfillment of the Works, except those that must be provided by the Contractor under this Agreement.
20.2.         The Company shall, no later than 15 days before start of topology works, submit all the maps, schemes that show all the above-ground and underground communications and buildings, as well as any information that specifies the Works. Any map or scheme should be returned to the Company after completion of works; moreover, the Contractor shall not store any copies and shall not transfer them to any people unless they are representatives of the Company.
20.3.       The Company, being on behalf of the Works Acceptor the holder of the Agreement for subsoil use, together with the Contractor, before start of the Works, carries out coordination of the Works with users and owners of land plots; registers all necessary approvals in compliance with active legislation of the Republic of Kazakhstan; performs corrective actions with local authorities and owners on safe distance to the present objects of infrastructure and provides assistance for minimizing noise pressure from active objects.
20.4.         A representative of the Company shall:
●	Promptly assign a task under this Agreement.
●	Carry out daily accepting of data, sign daily reports (Daily report).
●	Sign acceptance-delivery certificate for field data of the last month not later than 1 working day after completion of monthly works.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

20.5.         The Company confirms that the Works Acceptor has rights on delivery of geological exploration works during active time of the Agreement that is set by the active legislation of the Republic of Kazakhstan, and that the Company acts on behalf of the Works Acceptor.
20.6.         The Company shall coordinate with other Subsoil Users the Works that are carried out under this Agreement on the adjacent sectors beyond the Agreement territory of the Works Acceptor. Downtimes of the land seismic party that can arise due to absence of such approvals shall be paid in accordance with Subclause e) "Downtime costs” of the Clause 2 “Payments for field works” of the Annex 5 “Compensation".
20.7.         Before signing the Agreement the Company provides the Contractor with package of documents, also including copies of:
20.7.1.      State Registration Certificates.
20.7.2.      Certificates of Taxpayer Incorporation.
20.7.3.      Agreement of the Works Acceptor for subsoil use (first and last pages with signatures and stamps).
20.7.4.      Approved Working Program with indication of approved exploration works on the Agreement territory in physical and finance terms.

21.           Agreement Fulfillment Terms

21.1.           All terms on the number of personnel, equipment, quality and the Work Fulfillment quality control, including test checks of the apparatus and equipment, on safety at carrying out seismic exploration operations, on accounting etc. shall be carried out by the Contractor in compliance with Annex 1, 2, 3, 4, 5, 6 that are essential parts of the Agreement.

22.           Notices

22.1          All notices and invoices related hereto shall be addressed to:
( A) the following address for the Contractor: Petroleum Depot, Daulet village, Munaily district, 130005, Mangistau region, Republic of Kazakhstan Att: Kalimukhanova Z.	(B) the following address for the Company: Petroleum Depot, Daulet village, Munaily district, Mangistau region, Republic of Kazakhstan Att.: Tolmakov Т.К. Telephone: 465880 (ext. 1100) Fax: 465880

22.2.        Notices shall deem valid if only they are delivered personally at the moment of such a delivery, and by telex or fax – at the moment and place of their receipt during work hours on work days.

Bank details of the Contractor and the Company to be used for settlement of accounts are as follows:

The Contractor	The Contractor
“Geo Seismic Service” LLP

Petroleum Depot, Daulet village, Munaily district, 130005, Mangistau region, Republic of Kazakhstan
TRN: 430800000537

Bank details:
A/с № ________________ in ____________ JSC, Aktau
BIC ________________

VAT Registration Certificate:
No certificate due to the fact that it is not a VAT payer

Azimuth Energy Services JSC

Oil tank farm, Daulet village, Munailinsky district, Mangistau region, Republic of Kazakhstan
RTN 600900501891

Bank details:
Bank Center Credit JSC,
Address:

Bank code: BIC 192901704

A/c No IIC:
№4467978 (KZT)

Any amendment of the above mentioned bank details of the Contractor and the Company shall be informed in writing.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

This Agreement shall inure subject to Clause 4.1. hereof and remain in full force and effect until the Parties hereunder fulfill their respective obligations in full.
Should competent representative of the Parties sign this Agreement at different dates, the Agreement shall inure on the date of its signing by the last Party.

IN WITNESS WHEREOF THIS Agreement HAS BEEN DULY EXECUTED AND SIGNED:
On behalf of “Geo Seismic Service” LLP Stamp here _______________________________	On behalf of Emir Oil LLP Stamp here __________________________________
Name: Kalimukhanova Z. Position: Director	Name: Tolmakov Т.К. Position: Director General

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Appendix № 2
To 3D SEISMIC SURVEY Agreement
ENTERED BY AND BETWEEN
  Geo Sesmic Service LLP
and Eir-Oil LLP

METHOD OF WORK EXECUTION

1.             BASIC WORK EXECUTION METHODS

The basic method of field seismic work execution is fully compliant with tender conditions.

All petroleum industry standards in terms of use of good quality materials will be met. Detailed description of the method of field 3D seismic works is provided below.

Basic parameters of 3D seismic survey
Pos. №	Parameter	Observation parameters
Main 3D acquisition parameters:
1	Rated fold seismic survey	112
	Inline Fold	14
	Crossline Fold	8
2	Bin dimension [m]	25 х 25
3	MAX min offset [m]	388,9
4	Maximum offset "Sh.-Rec." [m]	5041
5	Minimum offset “Sh.-Rec.”	4463
6	Size half axic of patch [m х m]	4175,0	х	2825,0
	- Inline) - Xr [m]	4175,0
	- Crossline - Xs [m]	2825,0
Survey density parameters:
7	Survey density (number of bins per sq km)	1600
8	Integral survey density (Number of traces per sq km)	179200
9	Number of Shots per square kilometer (NS per sq.km.)	66,67
10	Number of Receivers per square kilometer (NR per sq.km.)	66,67
Receiver line geometry within template:
11	Number of receiver lines per swath (NRL) [m]	16
12	Receiver Line Interval (RLI) [m]	300
13	Number of receivers per line (NRpL) [m]	168
14	Receiver Interval (RI) [m]	50
15	(Number of active channels) (NC)	2688
Source line geometry within template:
16	(Number SLs)	1
17	Shot Line Interval (SLI)	300

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

18	Number shot points per source line & per Template (Salvo)	24
19	Shot interval (SI) [m] - along X	50
	Shot Interval (SI) [m] - along Y
Template replacements:
20	Inline Roll:
	- Number of intervals between SLs	1
	- in meters	300
21	Crossline Roll:
	- Number of RLs	4
	- in meters	1200
Layout arrangement:
22	Layout of shot lines (Normal orthogonal, Brick, Zigzag etc.)	Normal Orthogonal
23	Type of recording spread (inline)	Symmetric, Split-Spread

Coordinates of full-fold 3D survey outline on Begesh, Aday, North Aday, West Aksaz structures (WGS-84, UTM, 39N)

Corner points	Corner point coordinates
	Northern latitude	Eastern longitude
1	43° 50' 00″	51° 29' 57″
2	43° 53' 00″	51° 14' 56″
3	43° 59' 27″	51° 14' 56″
4	43° 58' 44″	51° 19' 56″
5	43° 57' 15″	51° 24' 56″
6	43° 55' 00″	51° 29' 56″

2.             3D PLANNING

Pentium-based system and МЕSА (GMG) application will be provided for the purpose of an integral planning and preliminary assessment of 3D survey. Description of equipment is provided below.

Equipment	Type	Q-ty
Computer	Pentium IV 1.7 GHz 256 Мб	1
Monitor	Samsung 550 17"	1
Disc memory	40 Gbite	1
Black-white printer	HP or similar	1
UPS	Champion 600	1

Skilled planning geophysicists will provide a whole range of 3D survey planning that includes, without limitation:

●	Provision of surveyor with an assignment for reception and source points stationing in accordance with the pre-planned project.
●	On-line correction of actual reception and source points depending on surface conditions – layout of offsets and compensation shot points, calculation of theoretical fold and attributes of bin
●	Provision of assignments to senior seismic station operator for registration of source points as scripts and SPS-files.
●	Entering the theoretical, accepted, laid out and worked source and reception points into the field database and generation of work progress maps
●	Daily inspection of worked out source points and generation of actual maps of folds and actual in attributes.
Preparation and verification of final SPS-files for the purpose of their processing and submission to the Company.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Deliverables for the Company:

During the whole project period and upon completion of field works, the planning geophysicist will prepare and furnish to the supervisor of AES JSC and companyman the following data:

Daily:
●	Statistic information (number of shots, non-worked out source points, additional shots, offsets, etc.)
Weekly:
●	Statistic information (number of shots, non-worked out source points, additional shots, offsets, etc.)
●	Progress maps, fold maps

Upon completion of the project:
●	Final SPS files along with statistics on the whole area
●	CDPM station operator report
●	Statistic information (number of shots, non-worked out source points, additional shots, offsets, etc.)
●	Fold maps with indication of reception and source points layout and site outline
●	Azimuth and offset distance maps
●	Comments to the technique and method of field survey (as a part of the final report)

The format of data provisions shall be agreed with the Companyman.

3.             TOPOGRAPHIC WORKS

The basic aim of topographic works is to determine coordinates and elevations of reception points and source points, line intersection points and benchmarks.

Topographic Survey Standards

●	all line numbers, geophysical survey points shall be agreed at the moment of assignment receipt prior to topographic survey;

●	it is banned to use any other line numbers or survey points on tapes, files, maps, reports or any other relevant documentation to be submitted to Company for review;

●	the Contractor shall under no circumstance change the agreed line numbers;
Topographic survey method
(equipment, survey parameters, reporting materials)

Topographic-geodetic operations shall be carried out using a two-frequency complex GPS Leica SR530 or any other similar equipment by skilled and qualified personnel.
Site reconnaissance and equipment operation inspection shall be carried out prior to conduction of works. Geodetic parameters
Project parameters of positioning and mapping for topographic purposes
Description of local mapmaking procedure
Coordinate system	WGS 84
Reference ellipsoid	WGS 84
Spheroid form	эллипсоид
Major semiaxis (a)	6378137.000
Reverse compaction (1/f)	298.257223563
Projections:
Map projection:	Universal Transverse Mercator (UTM)
Zone	39 N
Principal meridian longitude	51° E
Scaling factor	0.9996
Initial longitude	0° 0 ́ 0 ˝ N
Offset along Y	500000 m
Offset along X	0 m
Unit of measurement	International meter

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

3.1           Making a Reference Network

Making a reference network will be carried out in a Static mode.

3.2           Line Pegging

Geodetic surveys will be conducted in RTK/OTF mode using the following parameters:

● basic line length, at most                                                                                                                      10 km
● number of epochs, at least                                                                                                                    3
● minimal number of surveyed satellites                                                                                                5
● PDOP value, at most                                                                                                                              5
● Elevation of satellite above the horizon, at least                                                                               13 degrees

3.3           Quality Control

The following procedures will be implemented to for the purpose of quality control:

GPS operator will continue profile pegging commenced the previous day by repeating recording of 2-3 points recorded the previous day.

The abovementioned repeated points will be compared with initial coordinates obtained a day before this. Data tables will be recorded on a daily basis for quality control for the purpose of their submission to Company for review, or otherwise provided on a regular basis along with line pegging results. Upon completion of works (project completion) a scheme of repeated points shall be generated in order to ensure that repetition density was almost the same along the whole area of works.

Quality control memos will be prepared for each survey point (e.g. QC1 and QC3) that have to be submitted to Company for review.
All equipment (including receivers and data processing software packages) shall be provided to Company prior to commencement of field works.

Specific relief points (e.g. wells, power transmission lines, roads, structures hydrography, pipelines, etc.) will be marked at line pegging. These data shall be indicated in a traverse sketch.

All line point offsets from theoretical position shall be agreed with companyman (supervisor).

Surveyors, as requested by the Company, shall provide the necessary graphic (schemes, traverse sketches) and other (e.g. quality control tables) information required for execution of works and stipulated in the Terms of Reference.

In addition, the companyman may obtain all the necessary information about the progress of works, any documentation of survey progress, and processing.

3.4           Reporting

Report provided to the Company upon completion of works shall include:

●	GPS reference network scheme;
●	Coordinates and elevations of all source and reception points in SPS, SEGP1 or other formats agreed with the Company;
●	Well layout table;
●	Table of coordinates – beginning-end of line (3D):
●	Topographic survey quality control data;
●	Layout of worked out source and reception points in the scale agreed with the Company;
●	Geodetic parameters including spheroid and projection;
●	Description of works;
●	Equipment and software;
●	List of deliverables;

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

All topographic information shall be provided to the Company on CD/DVD.

All topographic works shall meet Company’s requirements as per Contractor’s standards and subject to equipment manufacturer’s recommendations and software requirements.

4.             Pilot Survey Program

It is planning to conduct a pilot survey for the purpose of selection of optimal parameters of vibration source. The key criterion of source condition optimality is preservation of a maximum frequency spectrum and maintenance of the set record time of 6 s.
Pilot survey line layout will be agreed with companyman in the field.
The following tests shall be performed:

For VIBRO
●Selection of excitation frequency boundary ●Selection of excitation duration ●Selection of number of accumulations ●Selection of vibroseis source layout at surveyor' station

A detailed pilot survey program will be prepared and approved by companyman in the field. Pilot surveys the Company will request after completion of the works will be paid up in accordance with Item d) «Rate of Pilot Survey for Selection of Survey Parameters», Clause 2 «Payment of Field Works», Appendix 4 «Remuneration».

4.             Survey program

The survey shall be performed for selection of optimal parameters of vibration source. The main criterion of optimality of vibration conditions will be maintaining of maximal frequency spectrum with providing of fixed record size of 6 sec.
The location of survey profile shall be agreed with the representative of the  Company at the site.
The following surveys are going to be performed:

For VIBRO
● Selection of frequency limit radiation ● Selection of lengths of radiation ● Selection of accumulation numbers ● Selection of vibrator array geometry at the stake

The more detailed survey program will be completed and agreed with the representative of the Company at the site. The survey that will be required by the Company after the beginning of works shall be paid according to subclause d) “rate for survey on selection of its parameters and Article 2 “Payment for fieldworks, Attachment 4 Compensation.

5.             Seismic energy injection

Seismic energy injection shall be carried out with a vibrosource.
A group of vibration devises  (total 5 pcs; 4+1 stand by) shalll be used as a excitation source

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Excitation parameters

Parameter	Specification
Type of source	vibration group KZ-28 or analogous
Parameters of vibration group	4 vibrators in line
Vibrator pike intensification	60000 pounds
Distance between vibrators	(is going to be specified)
Shift distance between swoops	*Shall be specified
Length of swoop	10 sec. (shall be specified)
Number of swoops	4 (shall be specified)
Type of swoop	Linear
Frequency of swoop	10-90 Hz (shall be specified)
Conicity of swoop	300 msec, cosinusiodal form (shall be specified at the site)

Specification of sources:

●	Typ KZ-28 or analogous
●	Vehicle buggy 4x4
●	Maximal ground load 60,000 pounds.
●	Bed plate square 2,729 m2
●	Winter variant vibrators
●	Electronics of vibrators Pelton Advance II, version 6 c.

System VGPS – Pelton, receivers and antennas DGPS shall be installed on each vibrator. To increase accuracy of determination of coordinates, basic station DGPS shall be used.

Minimum required number of vibrators

Minimum number of operating vibrators within each profile shall be 4+1 (four and one in reserve)

Operating distance

Safety distance from different operation objects like pipe-line, water well, construction, etc. shall be one in accordance with local legislation and requirements. Should there are no any instructions the following shall be taken as guidelines. The distance refers to the closest “foot” of vibrator in respect of different objects:

●	Concrete, brick constructions, buildings , walls 25m
●	Insubstantial buildings, divine service places, hospitals, cemeteries 50m
●	Water wells (depending on construction) 50-75 m
●	Bridges and shads 25 m
●	Water pipeline 50 m
●	Oil pipe-line and gas-line 50 m
●	Oil and gas wells 50 m

Safety

All personnel involved in production process, maintenance and correction of hydraulic installations of high pressure shall be instructed before seismic survey. Work closes shall be put on when working close to the vibrators. Particularly attention shall be paid to the safety work procedures when crossing or working with vibrators on the ways and big roads.  .

6.             Registration of 3D data

6.1           General

Data will be registered according to parameters provided by the Company in tender documents and specified in the following table:

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

In the absence thereof other parameters from the Company the record of seismic data shall be performed as per the following general parameters:

Registering system	24-bit telemetric seismograph
Time break	Put in auxiliary channel
Pilot swoop signal	Put in auxiliary channel
Filter swoop signal (wireline)	Put in auxiliary channel
HF-filter	Switched off
LF-filter	0,8 of Nyquist rate
Rejection filter	Switched off
Discretization interval	2 ms
Useful record length	6 s
Number of geophones in groups	12
Registration polarity	SEG
Excitation source	Vibration
Record medium	magnetic cartridge 3490E, hard disc, DVD is as agreed upon with the Company

The registration system, cables and geophones taken by the Technical audit of the Company shall be kept within specifications of manufacturers for all period of works.

6.2           Rules of data recording

6.2.1       Polarity of register system

Polarity of the system is installed in accordance with SEG standards:
(а) positive signal at the impute of amplifier produces a positive burst that recorded on the magnet bands and bursts in positive direction on the paper outputs.
Polarity tests shall be performed before operation (when testing of equipment before works) and when using in works new or repaired equipment.

6.2.2       Unacceptable conditions of data registering

Seismic (registering) channel is considered to be inappropriate for registration, if:
●	apparatus channel failed tests ;
●	sensitivity or impedance of geophones group deviates more than 5% from average number:
●	one or more geophones in group was installed incorrectly;
●	noise level is 6 dB higher than noted on the adjacent traces ;
●	positioning parameters are not complied with requirements;
●	cross feed is noticed;
●	dielectric resistance of geophones is less than 1.0 Mom.
The work for registration of data shall not be performed on the following day or on a new profile, if:
●	Settings of seismograph are nor correct
●	Three or more seismic channels are not working or each auxiliary channel is not working;
●	Chamber is not in working conditions;
●	There is no field time outbreak;
●	There are zero channels, other than cases when zero channels are resulted from impossibility to install the channels due to natural barriers;
●	Inappropriate noise of level on the profile (noise level shall be agreed with the representative of the Company at the site after testing).
registration of data shall be stopped;
Settings of seismograph are not correct
●	Two adjacent channels are not working;
●	Two or more channels for each 80 are not working;
●	The last record had no time break;
●	Chamber is in not working conditions at the moment of registration of the last two records;
●	Inappropriate noise level on the profile.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

If any channels break out in the process of registering, the work may be continued if in an active arrangement the number of defect channels do not exceed 1 for 80 active channels. However, such defect channels should be disposed at the earliest opportunity.
The representative of the Company should appreciate the signal-noise relation at the site and may decrease requirements.

6.2.3       Defective routs.
A rout is considered to be defective at one of the following conditions:

1.	incorrect polarity;
2.	dead route, pulsatile or its RMS differs from average value;
3.	appropriate apparatus channel is not complied with specification;
4.	noise level is 6 dB higher than noted on the adjacent traces;
5.	positioning parameters are not complied with requirements;
6.	cross feed is noticed;
7.	There is steady component of signal on the route (as a result of leakage);

6.2.4        Defective seismic records

The shot point is considered to be defective and shall not be paid at one of the following conditions:
1.	More than 1 of each 80 routes are defected and rejected;
2.	Three or more adjacent routs are rejected, other than a permission from the representative of the Company is obtained;
3.	Data were registered with inappropriate parameters of source or register or inappropriate scripts and there is no possibility to make corrections;
4.	Data are not read from a magnet band;
5.	Record length is smaller than nominal value;
6.	There are errors of synchronization and absence of information about time break;
7.	Exciting group geometry is not complied with positioning clearance;
8.	Noise level exceeded agreed one by more than 25%. The representative of the Company may decrease that requirement.

In the case of sudden changes of seismic conditions both depth (zone of fracture, dipping boundaries, screens as salt domes, etc) and surface (mobility of weathering zone), which lead to change of seismic field intensively, such cases are not considered to be defective, if registered as per complying with project technical requirements, and exciting parameters and registration complied with Agreement and work order of the representative of the Company.
Such physical observations worked out in accordance with project requirements may be picked off at the cost of the Company (at the discretion of the representative of the Company), if obtained results do not satisfy stated geological tasks. Decision on pick-off shall be taken with such degree of cooperativeness to exclude resetting of detector lines required for registration; otherwise the Contractor may refuse from pick-off.
Should the representative of the Company take decision of pick-off one or several SP and quality appears to be the same as defective and deemed to be resulted from seismic conditions, the Company shall pay for both defective and picked-off SP. The representative of the Company may not require taking in processing SPs, which were rejected on whatsoever reasons and shall not be paid by the Company.

6.2.5.       Cables and seismic sensors

Before acceptance in party (input control) all equipment shall be checked for guarantee of compliance with all specifications of manufacturer.

6.2.6.      Location of geophone group

The location of seismic receivers (sensors) shall be close to theoretical position as possible.
When deviation of up to one (1) meter vertically or up to ten meters horizontally it is necessary to make comments in the operator report.
When deviation of more than one (1) meter vertically and more than ten (10) meters horizontally one should repeat survey.
The seismic receivers shall be installed in such a way that to obtain a tight connection with the ground in vertical position.
Based on the type of seismic receivers that used in the survey, the representative of the Company shall provide maximal acceptable difference of level between two seismic receivers in the group. In any case, to avoid a suppression of high-frequency component of reflected waves, the difference in level between geophones should not exceed 1/5 of dominant wavelength of the most high-frequency reflection at the object section level. To comply with such requirement the group base may be decreased up to dotted grouping.

6.2.7.      Noises

The station shall be positioned as far as possible from seismic profile to minimize noise.
Transport of registering team shall move as minimum at 100 meters from positioning of seismic profile, as possible and it is necessary to turn off engines when stopping within the territory of active line for lasting period of time.
Measuring of ambient noise shall be recorded in the beginning of each day and in the case of its increasing as well as per requirement of the representative of the Company.
Maximal permissible level of random noises shall not exceed stated level agreed above. The operators shall notify the representative of the Company about exceeding of the noise level.
Presence of permanent and inremovable ambient level, for example from power lines, drilling works, water flows, etc. shall not be a cause of rejecting of SP, if all other requirements are met. Decision on registration or skip of such SP shall be taken with permission of the representative of the Company.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

The Contractor shall take all appropriate measures to decrease of impact of permanent or short-term ambient noise. Such permanent or short-term noise can be associated with (for example) moving on railway or motor roads, wind or rain. Should the representative of the Company does not give its permission for registration in such conditions, the Company shall be obliged to pay the down time of the seismic team as per Attachment #4 Compensation.
All cases that caused decreasing of data collection due to noises (roads, pit, etc.) MUST be recorded in report of operator.

6.2.8.      Seismic data records, control records

Each tenth SP or (as appropriate) other interval shall be plotted on a paper. Each seismic record shall state number of line, number of source position, etc., name of operator.

6.2.9.      Data carriers

All seismic survey data shall be recorded on new certified magnet bands with standard length appropriate for the Company brand and manufacturer.
Record shall be performed on cartridge 3490Е in format SEG-D, which shall be numbered sequentially or on DVD or hard discs as per agreed with the Company. The Customer shall provide two exemplars of data. i.e. ORIGINAL and COPY. The Company shall notify the Contractor in advance and in written form concerning required carriers: cartridges, DVD or hard discs. Additional sets of seismic data (excluding two agreed) may be performed for additional payment.
When recording, storing and transportation of new, recorded or copied bands one should take all safety measures.
Any band with recorded seismic data shall contain no more than one profile (i.e. different profiles may not be recorded on a band). A band label shall state the Company’s name, description AZIMUT ENERGY SERVICES JSC, name and/or number of team, area (location) of seismic survey, number of band, date, time, number of profile, file number, shot point number, quantization increment and record length.

6.2.10.    Allowances for skip of SP and geophone location (GL)

When it is not possible to locate SP and GP on the projected positions that might be explained by the surface orthographic and technical features (protective zone, relief features, etc.), the stated observation points shall be expanded beyond their projected position.
Changing of projected SP and GP shall be performed according to the below stated principles.
Whenever possible, the gap of SP or GL shall be carried out in direction perpendicularly appropriate line of location such points, at the distance that divisible (fold) to the projected interval between SP and GL, accordingly. If there is no possibility to expand (gap) SP or GL in the above said direction, it may be performed along the line of location of such points. Gaped stake of excitation or receive may be shifted in radii no more than 10 meters.    Adjusted positions of SP and GL shall be agreed with the representative of the Company.
When there is no possibility to gap SP or GL within a contour limited by the crossed lines of exciting and receiving, such gap of SP and GL shall be skipped. Allowable decrease of actual fold of the system of observations from its rated (projected) value associated with the skip of SP and GL shall not exceed 10%.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

In the case of much more decreasing of fold one should perform additional special sub-shots, i.e. additional (compensatory) SP or GL shall be arranged. Position changes of such SP and GL shall be also agreed with the representative of the Company. If such SP or GL may not be positioned, the seismic data shall be taken as per actual gained fold.

6.3          Testing of equipment

Testing of equipment shall be performed according to the manufactures specification and appropriate industry standards.

6.3.1       Tests of registering system, geophone section and telemetric cables.

In accordance with recommendations of manufacturer.
Record of results of monthly and commissioning tests shall be performed on separate carriers, and daily tests shall be recorded on the factory carriers.

7	Near-surface works
7.1          Near-surface works shall be performed by direct MSK method

Observation of MSK shall be performed in the wells, whose depth is to be agreed with the Company (approx. 40 m). Number of MSK points shall be approx. 40 wells (as per agreed with the Company).
Drilling of wells for MSK shall be performed with drilling rig URB2A-2 (УРБ2А-2). Exciting shall be implemented by using the dropped weight device, and registration of singe-channel probe shall be performed in a well with using of special seismic single-channel probe with holding-down device (geophone SM-4 or analogous), with increment agreed with the Company (1-2 m) along the well shaft.

A geologist shall register the change of lithology and depths of appropriate differences when drilling the MSK wells.

7.2           Processing of MSK

Processing and separation (selection) of MSK data shall be performed by qualified personnel.

The program of processing allows PC processing of the well seismic observations and has the following possibilities:

●	Input and automatic/manual swooping of the first inputs on seismograms of MSK;
●	Adjusting of hodograph with input of corrections;
●	Strata speed calculation with statistical error (interactive procession mode);
●	Modeling of NSS (LVL) along the profile with account of relief and MSK data;
●	Statics determination for each SP and GL;
●	Forming of resultative SPS files,
●	Logging of processed information in a single database of field party.

Materials transferred to the Company:
●	Field MSK data on CD (of hard disk) in format SEG-Y and on paper;
●	Reprint of models of MSK probes with calculated speeds and statistical corrections;
●	MSK location map.
●	Reports of MSK operator with description of rocks in section of the well in format MsExcel (.xls)
●	Static corrections in SPS format.

8.             FIELD PROCESSING OF MATERIALS AND FIELD MATERIAL QUALITY CONTROL

8.1           Field processing

Field office shall be arranged in the base camp for providing of quality and processing of field data within whole period of data collection. Processing of daily obtained data shall be finished before the following work day of registering team. Quality control of obtained data shall be performed using systems SGI Indigo2 IMPACT 1000 or analogous and software PRIME or analogous.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Standard graph-on-site-processing 3D includes the following operations:

●	Transformation in inner format;
●	Geometry input;
●	Geometry control;
●	Edition of defect routs;
●	Amplitude recovery;
●	Input of statistical corrections;
●	Deconvolution;
●	Band-pass filtering;
●	Summing (on 1-2 central lines of each band);
●	Velocity analysis through 2 km;
●	Summing (on the first of central line of each band);
●	Corrective filtering;
●	Input of stacked data on paper. Input of KK data shall be agreed with the Company in advance.

Changing of graph of processing shall be confirmed by the representative of the Company in written form.

Additional processing procedures
(may be performed at will of the Company and paid additionally)

●	FK-filtering on raw data;
●	Spectral balancing on raw data;
●	Obtaining of additional in-line and cross - line sections (by sub-summing of routs from the next band);
●	FK-filtering on stacked record;
●	Spectral balancing on stacked record;
●	Input of cross-line;
●	Additional input of stacked data on paper (all time scales are limited by 24”);
Producing of additional copies of seismic data (more than 2) on cartridges 3490Е, DVD or hard discs.
Rates for additional procedures of processing and copying are given in Attachment #5 Compensation.

Resultative materials provided to the Company (2 exemplars)
●	Sections from the field SP (a copy) and in electronic format;
●	SPS files on CD.

Array geometry, topographical data (relief, coordinates) shall be transferred in SPS files.

8.2           Field material quality control

Topographical material quality control .
●	Checking for doubling spots and skips in the data files. The skips shall be explained, and doubling spots shall be absent before transferring data;
●	Checking for correctness of data headings and record layout;

MOGT material quality control.
●	Analysis of testing of registering devises and positioning;
●	Geometry control;
●	SPS files quality control;
●	Control of observance of rotation graph for testing;
●	QE of seismograms for noise, reverse polarity, zero and incorrect routs;
●	Edition.
To control quality and organize works, data shall be processed on SP per a graph agreed and approved by the Company.
Data may be transferred though Internet.

Quality control system software:

Packets for quality control and processing of obtained materials, PRIME

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Multifunctional database DATASEIS (for control of topographical data, SPS, КК LVL files, sp1 files, UKOOA, shooting progress per program), MESA Core 8.0.

Topographical and seismic field data shall be transferred to the field base DATASEIS, where they will be systematized, recharged and kept.

A qualified independent geophysist-supervisor shall permanently be at the site and responsible for seismic works quality. His/her responsible is:

●	manage preparation of the field equipment for the Technical Audit of the Company;
●	develop and implement instruction for collection and processing of seismic data as per the Agreement requirements;
●	provide compliance with the Agreement requirements for whole period of collection and processing of field data;
●	accept field materials from the Technical Manager of seismic party;
●	cooperate with the Company’s Quality Control Supervisor at the site and take decisions;
●	prepare materials for transferring and delivery of data at the stated by the Company addressee

9              Storage and delivery of data

Daily reports on production and HSE signed by the manager of seismic party and the Representative of the Company shall be transferred at the stated by the Company address by fax or e-mail.
The list of transferred documents shall be agreed with the Company.

Before transferring, all field materials shall be checked by the KK supervisor and all transferred units shall have labels agreed with the Company.
Before transferring, all materials shall be provided to the representative of the Company for checking and signing of Packaged List.

Field materials shall be delivered to the stated office of the Company (copies and originals shall be transferred separately).

The packages shall be accompanied by the Package lists, which shall be signed when receipt by the representative of the Company and sent back to seismic party.

Data storage procedures are the following:

●      Field materials shall be recorded on 2 carriers (cartridge 3490Е and hard disc);

●      Checking of records on carriers by reprinting of file list;

●      Delivery of originals and field materials though separate routs;

●      Storage of field material copies in field office before confirmation their receiving and reading by the Company.

10.           Field camp

To support the field works the Contractor shall arrange a field camp, including issues of accommodation of personnel (according to appropriate natural conditions), storage of fuel, water supply, recycling of wastes, nutrition, communication and energy supply.  .

On the territory of its field camp the Contractor shall provide conditions for work and living of the representative of the Company, including providing of transport (motor car 4x4), means of communication and nutrition.

10.1.        Arrangement of base camp

The base camp shall be located in such a way to provide health and hygiene with minimal impact on environment. Position of wagon raw shall be taken with account of prevailing winds with safety distance between them. The wagons shall have stairs with rest on the ground and rails.

Nutrition is planned to be three time a day. The canteens in base and fly camps shall be complied with all sanitary requirements.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Personal hygiene of staff.
●	The toilets shall be arranged in the base and field camp;
●	The wagons-showers shall be arranged in both base and fly camps;
●	A laundry shall be arranged in the base camp;
●	Periodical change of linen shall be arranged both in base and fly camps.

Control for compliance with hygienic norms in all facilities of both camps shall be in competence of the HSE advisor.

Any activity of seismic party and documentation for HSE shall be available for the representative of the Company within whole period of works.

10.2.        Camp power supply

Power supply of the camp shall be performed with diesel-generators (11 and 200 kW), which shall be installed at a distance not less than 50 meters from a nearest wagon. If there is possibility to connect the camp to the current power line, all required norms and safety precautions shall be also observed.
All wagons shall be earthed in two points; check of earthling shall be performed periodically. External elimination of the camp shall be arranged.

Checking of electric lines and quality of earthling shall be performed right after installation of wagons in the base and fly camps and their connection to the electric line Electrical Testing KIT. The results of checking shall be documented.

10.3.        Fuel supply

The Contractor shall bear responsibility for supply of required POL within the period of works.

10.4.       Water supply of the base camp; measures for recycling of water

Water supply of the base camp shall be performed from the sources defined as per results of scouting. The water samples preliminary shall be delivered to laboratory for analysis. Water samples for periodical analysis shall be taken from so-called receipt places: water truck tank, kitchen tanks, potable water tanks, etc.

Recycling of potable water shall be performed with multilayer filter that provides complete refining from microorganisms (including hepatitis).

10.5.        Repair shop

Repair shop shall be in party for repair of seismic equipment. It shall be provided with special equipment for effective and safety work.

10.6.	Means of communication

Communication between office and profile shall be performed through VHF radio.
Each field team shall have either hand-held or car-installed radio for connection with base or the field supervisor. Radio operator shall be in office for control of communication and keeping of log of transport movement and localization of field parties (so-called system of the base movement). The radio operator shall work around the clock.
Beside radio party shall be provided with Internet.

10.7.        Wagons

All wagons are equipped with:

●  European standard power line
●  Two spots earthling
●  Fire detectors
●  Appropriate fire distinguisher
●  Electric radiators

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

●  Conditioners
●  External illuminations
●  Safety stairs and rails
●  HSE instructions

The wagons for the representatives of the Company (except above said) shall be equipped with lavatories with cold and hot water, office and living furniture.

Kitchen, laundries and toilets shall be equipped as per sanitary requirements. A doctor of seismic party shall constantly inspect these facilities and all living and production facilities with putting down the results in the Inspection Log.

A club equipped with satellite TV, video, table games and library of periodicals shall be arranged on the base of party.

10.8.        Transport

All vehicles shall be complied with the local requirements. A transport control system shall be implemented in party. Each movement of party’s transport shall be registered. The HSE advisor and chief mechanic shall check all drivers before their hiring. Their drive licenses shall also be checked. Obligatory medical control of drivers shall be performed every day before their drive to the profile. Intensive driving training shall be arranged for certain category of drivers before beginning of operations. All vehicles shall have daily trip ticket that shall be noted by the driver. All vehicles shall be equipped with the safety belts.

10.9.	HSE measures

The Contractor shall observe the requirements of HSE and internationally recognized standards when rendering geophysical services.

For this purpose one shall arrange regular visits and control of field works by the management of the Contractor that shall take all reasonable measures on matters of HSE (Health, Safety, and Environment).

All urgent measures shall be taken to avoid incorrect operations, failures, accidents and incidents.

The Contractor shall meet the HSE requirements in accordance with requirements of IAGC, local regulations and requirements of the Company in the process of its activities. HSE Plan and HSE Kit shall be available before beginning of operations and all hazard moments (items) shall be identified. HSE Plan shall be adjusted every day, including all upstart hazards, their prevention and migration.

10.10.      Medical provision and first-aid-equipment

The Contractor shall provide all required medical-evacuation services in accordance with international standards.

Health measures include:

●	Medical examination of personnel before departure to the field works;
●	Arrangement of first-aid office in the base camp;
●	Permanent presence of qualified doctor in the base camp;
●	Arrangement of the first-aid offices in the fly camps (if there well be a decision on fly camps);
●	First-aid training of personnel;
●	Keeping of emergency service in the base camp in commission for its departure in any time;
●	Participation of medical personnel in cross-checks of all departments of the seismic party;
●	Necessary medicaments set.

10.11.      Fire safety

Fire safety measures include:

●	Development of Fire fighting Plans in the base camp and on the profile;
●	Arrangement and training of fire crew that consists of seismic party’s personnel;

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

●
Installation of fire-fighting shield in the base camp, next to the diesel-generators, at the fuel station, on helipad, places of parking and repair of transport. The fire-fighting shields shall have fire distinguishers, spades, gaffs, boxes with sand;

●	Arrangement of fire distinguishers in all wagons and vehicles. Periodical control and renew of fire distinguisher with labeling of last and following checks on their label plates;
●	Maintenance of mobile tank with technical water and pump in the base camp in instant readiness;
●	Arrangement of plates “No Smocking” and “Fire Hazard” in appropriate places;
●	Fire safety briefing of personnel training for use of fire distinguishers and emergency fire blankets (kitchen personnel);
●	Incorporation of fire prevention matters in daily briefing in all departments.

10.12.      Environment protection measures (waste utilization)

Environment protection measures include:

●             Preliminary Ecological Audit of the site;
●	Development and implementation of Environment Protection Plan for forthcoming seismic works;
●             Implementation of waste disposal (utilization) system;
●
Ecological monitoring: there shall be a qualified ecologist attend at the site to control complying with Environment protection requirements and performing of Environment protection measures stated in Environmental impact Assessment and Environment protection Plan;

●	Control for prevention of POL leakage at the parking, repair of vehicles and on the profile. Control for collection of waste oils and their delivery to disposal;
●             Control for recultivation of MSK wells;
●             Control for cleanness at all types of profile works;
●             Control for recultivation of palaces of the base and fly camps when their disposition;
Release of liquid wastes shall be performed with containers. Untreated wastes shall be utilized with decontamination system. Leftovers and package shall not be laid beyond containers, so that they attract wild animals and far from being esthetic. In addition, some packages are not decomposed. POL wastes shall be disposed in appropriate manner.
Drain devises shall be positioned in such a way to locate:
●	in adsorbent ground;
●	downhill and off the camp;
● downstream from the camp’s water source and above the level of water in nearest reservoirs.

Waste utilization

Waste utilization shall be performed according to Environmental impact Assessment Project.

10.13.      Disposal of field camp

Disposal of field camp shall be performed according to developed Environment Protection Plan. Equal requirements shall be imposed for disposal of both base and fly camps. All waste water pits shall be filled by ground at the depth not less than 1 m from surface.
The places for trash burning and disposal of organic wastes shall be stated in the report with notification of coordinates in system WGS 84.
All remaining trash shall be disposed in accordance with work instructions and Waste disposal table.
The places of soil damage (deep tracks, MSK wells) shall be filled and leveled.
All trash along the seismic profiles shall be collected and disposed as per Environmental impact Assessment Project.
On completing of works all soils shall be returned in accordance with requirement of the Agreement.

11            Periodical change of party’s staff

The Contractor shall bear whole responsibility for all aspects of change the personnel of party. Rest period within a day may not be less than 10 hours for personnel of the Contractor.

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

12            Reports
The reports shall be provided in due time and in written form and shall have data that might be useful in determination of performance details. Moreover, all reports shall be legal documents and their transfer beyond field party shall be carried out via e-mail or fax at the addresses stated by the Company.
Verbal reports shall be performed for the representative of the Company in party. The Contractor’s Supervisor, Manager of party or his deputy shall answer the questions of the representative of the Company.

12.1.        Daily Reports
Daily reports shall be completed by the HSE and Quality Control Supervisor based on reports of managers of departments after finishing of works in the end of every day.
The content and form of such report shall be in line with model taken by the Company. This report shall be agreed and signed every day by the representative of the Company and after agreeing it shall be a base for the Contractor to make out invoices and performed work certificate.

12.3         Field Seismic Reports
Original and a copy of all reports of the seismic station operator and topographic survey shall be provided by the Contractor. Completed set of originals of the operator’s report shall accompany all forwarded data, and the copies of reports shall be sent with copies of field bands.

12.3         Report on completion of the Project
The Contractor shall make an exemplar of such report in Russian that shall contain all appropriate information concerting the project along with the comments of the Manager of party. Final report shall be provided to the Company within 60 days from the date of acceptance.

12.4         Meeting reports
The Contractor shall hand over to the Company’s supervisor the written protocols of all meetings and detailed reports from all meetings concerning HSE.

12.5         Incidents and accidents reports
The Contractor shall maintain accounts of all incidents and accidents, detailing events and circumstances as well as any activities (and operativeness) reported to the representative of the Company. In addition, the Contractor shall perform the written reports within 72 hours and deliver them to the Company’s office.

12.6         Environmental intervention reports
The Contractor shall maintain accounts of all cases and incidents of environmental intervention, detailing events and circumstances as well as any activities, which shall be reported to the Company’s supervisor.

On behalf of Geo Seismic Service LLP stamp _______________________________	On behalf of Emir-Oil LLP stamp __________________________________
Name: Kalimukhanova Z. Position: Director	Name: T.K. Tolmakov. Position: General Director

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Attachment # 3
to 3D seismic survey Agreement between
Geo Seismic Service LLP
and Emir-Oil LLP

STAFF LIST

  ______________ offers the following staff of the field seismic party to perform 3D seismic survey on the Agreement territory of Emir-Oil LLP.

Field party personnel for MOGT 3D
Position	Number of personnel
3D vibrators
Administrative personnel
Manager of party	1
Chief engineer	1
Quality Control Supervisor	1
HSE Supervisor	1
Doctor	2
Ecologist	1
Permittmen	1
Total	8
Key staff
Camp manager	1
Sup leis engineer	1
Chief mechanic	1
Transport mechanic	1
Camp mechanic	1
Welder	1
Electrician	1
Elecrto-and-diesel mechanic	3
Cook	3
Cook’s assistant	3
Accountant	1
Dispatcher-radio operator	2
Dispatcher – POL refueler-stockkeeper	1
Cables-telephones technicians	5
Security of profile and camp	2
Laundress-charwoman	3
Camp workers	1
Backer	1
Turner	1
PARTY KEY STAFF, TOTAL	34
Technologic personnel
Seismic team
Senior operator	1
Operator	2
Electronics engineer	1
GML chief	1
Linecheker	6
Lineboss (profile manager)	1
Foreman of collection/arrangement team	2
Seismic team workers	25
Reelmen (workers)	6
Driver-dieselman of seismic station	1
Reeltransport driver	6
Linecheker transport driver	6

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Pusher	1
Seismic team, total	59
Vibrator team
Hydraulic engineer	1
Operator of vibrator	5
PARM driver (turner)	1
Total	7
MSK drilling team
Drill operator	1
Assistant of drill operator	2
Water carrier driver	1
Total	4
Topography team
Senior topographer processor	1 1
Topographer	4
Topography team workers	4
Topography vehicle driver	5
Topography team, total	15
Field office
Geophysicis-processor KK	2
Geophysicis-processor LVL, MCK	1
3D scheduler	1
Field office, total	4
TECHNOLOGIC PERSONNEL, TOTAL
Attendance crew
Motor-car driver	3
Shift team car driver	6
Profile dinner car driver	1
Potable water truck driver	1
Technological water truck driver	1
Emergency car driver-medical aid man	2
Economic car driver	1
Petrol tanker driver	2
Cessepolage truck driver	1
Security car driver	1
Attendance crew, total	19
MSK team
Operator	1
LVL/SRV team workers	1
LVL/SRV station car driver	1
Dropped weight driver	1
MSK team, total	4
Field party staff, total	154

On behalf of Geo Seismic Service LLP stamp _______________________________	On behalf of Emir-Oil LLP stamp __________________________________
Name: Kalimukhanova Z. Position: Director	Name: T.K. Tolmakov. Position: General Director

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Attachment # 4
to 3D seismic survey Agreement between
Geo Seismic Service LLP
and Emir-Oil LLP

Equipment list

All equipment offered for operation when performing of 3D seismic survey on the Agreement territory of Emir-Oil LLP is in good operational condition.

1. Field seismic party equipment

MOGT 3D field seismic party equipment
Description	Number
Field party key content
Wagons	3D Vibrators
Main office	1
Dispatcher office	1
Wagons for the Customer’s Supervisor (office, accommodation)	1
Wagon for Supervisors of AES JSC for two work places	1
Kitchen	2
Dining room for 35 seats	2
Storehouse	1
warehouse	1
Refrigerator	1
Bath house for 12 persons (or shower)	2
Laundry	1
Wood toilets	3
Topography wagon	1
Field office	1
Geophysical maintenance shop	3
Mechanical shop	1
Medical post	1
Club for 20 sets (antenna, TV, video, chess, checks, domino)	1
Living wagons	30
Propane storehouse	1
Oxygen storehouse	1
Total	57
Auxiliary transport
Motor cars, including for customer УАЗ-469, НИВА (UAZ-469, NIVA)	3
Emergency car УАЗ-452, ГАЗ-66 (UAZ-452, GAZ-66)	2
Shift car УРАЛ-4320 (URAL-4320)	6
Economic (business) car УРАЛ-4320 (URAL-4320) or ГАЗ-66 (GAZ-66)	1
Petrol tanker УРАЛ-4320, ЗИЛ-130 (URAL-4320, ZIL-130)	2
Potable water truck УРАЛ-4320, ЗИЛ-131 (URAL-4320, ZIL-130)	1
Technical water truck УРАЛ-4320 (URAL-4320)	1
Cessepolage truck ГАЗ-53, ЗИЛ-131 (GAZ-53, ZIL-131)	1
Dinner transportation car	1
Profile security car	1
Transport, total	19
Power plant ДЭС/DES 100 kW	2
Power plant ДЭС/DES 200 kW	1
Tanks for different purposes
Potable water tank 5 m3	2
Technical water tank 5 м3	2
POL tank 10 м3	2
Lubricant tank 0,2 м3	10
Tanks, total	16
Welder aggregate	1

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Septic	1
Plastic tubes (kit)	1
Registering equipment/O
Work station 24-bit for3200 channels. I/O	1
Diesel-generator 15 kW	1
Surface equipment
Surface equipment for 3200 channels	3200
Chargers	2
Geophones
Geophone sections SM-4/24 12 pcs. for channel or analogous	3300
Testing equipment
Handheld terminal of checking/setting of LT profile	1
Geophone section tester	1
Topographical equipment
Receivers GPS Leica SR530	4
Base station GPS Leica SR530	1
Controllers	5
Radiomodem	5
Portable GPS receivers Garmin12,	3
Sowtware	1
Database packet	1
PC Pentium	2
Printer HP LaserJet 6P	1
Plotter HP DesignJet 500A0+	1
MSK equipment
Registrator SGD-Sel or GEODE	1
Software packet for collection and processing of MSK data	1
PC Pentium MMX	1
Field party transport
Seismic team
Car for seismic team ЗИЛ-131 (ZIL-131)	1
Linechecker car Урал 4320 (URAL 4320) or Садко (Sadko)	6
Reeltruck Урал 4320 (URAL 4320)	0
Seismic team, total	14
Topographical team
Topographical car ГАЗ-66 (Газ-71) (GAZ-66; 71)	5
Topographic team, total	5
MSK drilling team
Drill rig УРБ2А2 (URB2A2)	1
Water truck	1
MSK drilling team, total	2
Vibrator team
Vibrators HEMI--50	5
PARM	1
Vibrator team, total	6
MSK team
LVL/MSK stations ЗИЛ-131 (ZIL-131)	1
Dropped weight	1
MSK TEAM, TOTAL	2
Party transport, total:	29
Party transport, total:	48
Connection
Satellite communication server and antenna	1
Radio FM, mobile Motorola GM-300	27
radio FM mobile Motorola GP-300	11
Hands free-kit in base camp	1
Office equipment of field party administrative office
Office equipment are installed for providing of normal work of administrative personnel and shall include:
PC Pentium Desktop	4

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Printer HP LaserJet	1
Copying devise	1
Fax and other	1
Office equipment of the Customer
Office equipment is installed at will of the Customer and shall include:
PC Pentium	1
Printer HP LaserJet	1

2. Field office equipment

Description	Number	Type
Work station	1	SGI Indigo2 IMPACT 1000 or analogous PRIME (or analog) – software
CPUs	1	4,3 GHz
RAM	1	8.0 Gb
Disk drive	1	146 Gb
Magnet band drive	2	M2488Cartridge Tape Drive or analogous
Exabyte	1	Eliant 8500
Плоттер	1	HP DesignJet 350C
Принтер	1	HP DeskJet 1600 C
UPS	1	TRIPP LITE 2000

PC Pentium IV for 3D plsnning
OS	Windows 2000
CPU	Pentium IV 1.7 GHz
RAM	256 Mb
HDD	40 Gb

PC Pentium IV for MSK processing
OS	Windows 2000
CPU	Pentium IV 1.7 GHz
RAM	256 Mb
HDD	40 Gb

On behalf of Geo Seismic Service LLP stamp _______________________________	On behalf of Emir-Oil LLP stamp __________________________________
Name: Kalimukhanova Z. Position: Director	Name: T.K. Tolmakov. Position: General Director

Contractor: ______________________________________	Company: “Emir-Oil” LLP

Agreement	3D seismic exploration on the structures Begesh, Adai, North Aidai, West Aksaz

Attachment # 5
to 3D seismic survey Agreement between
  ______________
and Emir-Oil LLP

Total cost for the work under the present agreement shall be 570 000 000 tenge ($3,800,000 USD).  In lieu of payment in tenge and at the sole election of Emir Oil, LLP, payment in full of the present agreement may be made by delivering restricted common shares of BMB Munai, Inc. at the agreed value of the  higher of: (i)  the average closing price  of BMB Munai, Inc. common shares over the five days prior to final acceptance of the 3D seismic work by Emir Oil, LLP or (ii)  $2.00 per share, the maximum number of shares which may be delivered as payment in full shall not exceed 1,900,000 restricted common shares. Geo Seismic Service LLP, and/or its assignee(s) if any, agrees to provide all necessary certifications to represent that the shares are exempt from U.S. registration under Regulation S, that the shares are being acquired for investment and that Geo Seismic Service is not an entity eligible to receive shares under an S-8 registration statement and such other representations as may be required by legal counsel for BMB Munai, Inc.
On behalf of Geo Seismic Service LLP stamp _______________________________	On behalf of Emir-Oil LLP stamp __________________________________
Name: Kalimukhanova Z. Position: Director	Name: T.K. Tolmakov. Position: General Director

Contractor: ______________________________________	Company: “Emir-Oil” LLP